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Exhibit 5.27

March 2, 2016

CONSENT OF EXPERT

United States Securities and Exchange Commission

Ladies and Gentlemen:

I, Mark A. Petersen, SME Registered Member, AIPG Certified Professional Geologist, hereby consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-10 of New Gold Inc. of the information reviewed and approved by me that is of a scientific or technical nature contained in the prospectus, other than the scientific and technical information regarding (A) the water and tailings management facilities at the Rainy River project set out under the heading "Rainy River Project Update — Water and Tailings Management Facilities", (B) operations at the Rainy River project set out under the heading "Rainy River Project Update — Operational Update" and (C) capital costs at the Rainy River project set out under the heading "Use of Proceeds" therein, the Annual Information Form of New Gold Inc. for the year ended December 31, 2015, including the mineral reserve and mineral resource estimates as at December 31, 2015 contained therein, the Management's Discussion and Analysis of New Gold Inc. for the year ended December 31, 2016, other than the scientific and technical information relating to the construction and expected operations at the Rainy River project, the Material Change Report of New Gold Inc. dated September 15, 2016, other than the scientific and technical information relating to the construction of the Rainy River project therein and the Material Change Report of New Gold Inc. dated February 1, 2017, other than the scientific and technical information regarding capital costs at the Rainy River project set out under the heading "Projects Update — Rainy River — Capital Expenditures" therein and all other references to such information included or incorporated by reference in the registration statement on Form F-10 of New Gold Inc.

Yours truly,

/s/ MARK A. PETERSEN Mark A. Petersen, SME Registered Member, No 02519520 AIPG Certified Professional Geologist, CPG-10563 New Gold Inc.

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  Exhibit 5.27
CONSENT OF EXPERT